Exhibit III

FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED DECEMBER 31, 2017

INTRODUCTION TO THE FINANCIAL STATEMENTS

The Bank’s financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). The accounting principles applied in NIB’s financial statements differ in certain respects from the accounting principles generally accepted in the United States (“U.S. GAAP”). Such differences may be related to variance in the standards for recognition or measurement of amounts included in the financial statements or IFRS may lack of specific requirements or guidance that is available for U.S. GAAP in certain areas. In addition, presentation and disclosure requirements may differ between IFRS and U.S. GAAP.

The financial statements of the Bank for the financial years 2015, 2016 and 2017 have been audited by KPMG Oy Ab and KPMG AB, as indicated in their reports included in the Bank’s previous Form 18-K filings for the financial years ended December 31, 2015, December 31, 2016 and December 31, 2017 and incorporated by reference into the Bank’s Registration Statement under Schedule B of the Securities Act (No. 333-217876) and elsewhere herein, respectively.

The auditors were appointed by the Control Committee of the Bank. See Exhibit V to this Annual Report on Form 18-K, “Description of the Registrant – Governance”.

The Control Committee appointed as independent joint auditors for NIB Authorized Public Accountant Sixten Nyman, representing the accounting firm KPMG Oy Ab, Finland and Authorized Public Accountant Hans Åkervall, representing KPMG AB, Sweden as its independent joint auditors for the financial year 2015.

For the financial year 2016 NIB appointed Authorized Public Accountant Marcus Tötterman, representing the accounting firm KPMG Oy Ab, Finland and Authorized Public Accountant Hans Åkervall, representing KPMG AB, Sweden as its independent joint auditors. Following the resignation of Hans Åkerwall, Authorized Public Accountant Anders Tadge, replaced Mr. Åkerwall as of October 20, 2016.

For the financial year 2017 NIB appointed Authorized Public Accountant Marcus Tötterman, representing the accounting firm KPMG Oy Ab, Finland and Authorized Public Accountant Anders Tadge, representing KPMG AB, Sweden as its independent joint auditors.

Based on a tender process, the Control Committee of NIB has appointed Authorized Public Accountant Terhi Mäkinen, representing the accounting firm Ernst & Young Oy, Finland, and Authorized Public Accountant Mona Alfredsson, representing Ernst & Young AB, Sweden as NIB’s independent joint auditors for the financial year 2018.

NORDIC INVESTMENT BANK

Statement of comprehensive income 1 January—31 December

EUR 1,000	Note*	Note**	2015	2016	2017
Interest income			338,781	311,856	300,116

Interest expense			-92,005	-70,047	-61,793

Net interest income	(1) (2) (21)	(3) (4)	246,776	241,809	238,323

Commission income and fees received	(3)	(5)	12,218	13,124	8,536

Commission expense and fees paid			-2,212	-2,025	-2,574

Net fee and commission income			10,006	11,099	5,963

Net profit/loss on financial operations	(4)	(6)	11,521	23,292	17,563

Foreign exchange gains and losses			82	22	-616

Total operating income			268,385	276,222	261,233

Expenses
General administrative expenses	(5) (21)
Personnel expenses		(7)	-29,925	-28,637	-30,774
Other administrative expenses		(8)	-11,815	-13,617	-12,424
Depreciation	(9) (10)	(13)	-8,737	-2,319	-1,675

Total operating expenses			-50,478	-44,573	-44,873

Profit before loan losses			217,907	231,649	216,359
Net loan losses	(6) (8)	(9)	-2,509	-19,839	-5,378

Net Profit for the year			215,398	211,810	210,981

Other Comprehensive income
Items that will not be reclassified to income statement
Fair value hedges
Valuation of cross currency basis spread			—	-28,202	25,167

Total other comprehensive income			0	-28,202	25,167

Total Comprehensive income			215,398	183,608	236,148

*	Refers to the corresponding Notes to the Financial Statements included in Exhibit IV to the Annual Report on Form 18-K for the fiscal year ended December 31, 2015.
**	Refers to the corresponding Notes to the Financial Statements included in Exhibit IV to this Annual Report on Form 18-K for the fiscal year ended December 31, 2016 and December 31, 2017.